Exhibit 99.2

Bio-Thera Solutions and BeiGene Announce License, Distribution, and Supply Agreement for Avastin® (Bevacizumab) Biosimilar BAT1706 in China
GUANGZHOU, and BEIJING, China and CAMBRIDGE, Mass, Aug 24, 2020 – Bio-Thera Solutions, Ltd., a commercial stage biopharmaceutical company (688177.SH) and BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), today announced that the companies have executed a license, distribution, and supply agreement for China for Bio-Thera’s BAT1706, an investigational biosimilar to Avastin® (bevacizumab). The China National Medical Products Administration (NMPA) recently accepted Bio-Thera’s Biologics License Application (BLA) for BAT1706. Bevacizumab has been approved in China for advanced, metastatic, or relapsed non- small cell lung cancer and metastatic colorectal cancer. The agreement is subject to approval by the shareholders of Bio-Thera at a meeting to be held in September 2020.

Under the terms of the agreement, Bio-Thera has agreed to grant BeiGene the right to develop, manufacture, and commercialize BAT1706 in China, including Hong Kong, Macau, and Taiwan. Bio-Thera will retain rights outside of the partnered territory. Bio-Thera will receive an upfront payment and is eligible to receive payments upon the achievement of regulatory and commercial milestones up to a total of $165 million. Bio-Thera will also be eligible to receive tiered double-digit royalties on future net product sales.

“We are focused on bringing impactful and affordable medicines to people around the world. BAT1706, a potential biosimilar for Avastin® (bevacizumab), could become an important treatment option for solid tumor indications in China such as colorectal, lung, and liver cancers. It brings us the opportunity to broaden our portfolio of commercial and registration-stage products in China and is complementary to our in-licensed and internally discovered medicines, such as tislelizumab, our marketed anti-PD-1 antibody that has also been filed in China for lung and liver cancer indications,” said Xiaobin Wu, Ph.D., General Manager of China and President of BeiGene.

“We are delighted to enter a collaboration with BeiGene, a company with significant expertise and a robust pipeline in oncology, as it will enable us to deliver BAT1706 to more patients as soon as possible,” said Dr. Shengfeng Li, CEO of Bio-Thera. “This collaboration allows Bio- Thera to leverage BeiGene’s experience and expertise to accelerate the development and commercialization of BAT1706 as a single agent regimen or as a component of combinational therapies, and to help increase patient access to this important cancer therapeutic at affordable prices.”

About BAT1706

BAT1706 is a monoclonal antibody (mAb) that is in development by Bio-Thera Solutions as a potential biosimilar to Avastin. BAT1706 works by binding to the vascular endothelial growth factor (VEGF) protein. In the United States, Avastin is indicated for the treatment of patients with metastatic colorectal cancer, non-squamous non-small cell lung cancer, recurrent glioblastoma, metastatic renal cell carcinoma, persistent, recurrent, or metastatic cervical cancer, epithelial ovarian, fallopian tube, or primary peritoneal cancer, and hepatocellular carcinoma. BAT1706 is an investigational compound and has not received regulatory approval in any country. The China NMPA accepted the Biologics License Application (BLA) for BAT1706 in June 2020. Bio- Thera plans to file for marketing approval of BAT1706 in the United States and European Union in the fourth quarter of 2020.

About Bio-Thera

Bio-Thera Solutions, Ltd., a leading commercial-stage biopharmaceutical company in Guangzhou, China, is dedicated to researching and developing novel therapeutics for the treatment of cancer, autoimmune, cardiovascular diseases, and other serious unmet medical needs, as well as biosimilars for existing, branded biologics to treat a range of cancer and autoimmune diseases. As a leader in the next generation antibody discovery and engineering, the company has advanced five candidates into late stage clinical trials and one of which,

QLETLI®, a biosimilar to Humira® (adalimumab), is available to patients with rheumatoid arthritis, ankylosing spondylitis, plaque psoriasis, crohn's disease or uveitis in China. In addition, the company has multiple candidates in early clinical trials and IND-enabling studies, focusing on innovative targets in immuno-oncology and autoimmune diseases. For more information, please visit www.bio-thera.com/en/ or follow us on Twitter (@bio_thera_sol) and wechat (Bio- Thera).

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 4,200+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD- 1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

Bio-Thera Forward-Looking Statements

This press release contains certain forward-looking statements relating to BAT1706 or Bio- Thera Solutions and its product pipeline in general. Readers are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. The forward-looking statements include, among others, those containing “will,” “would,” “could,” “may,” “potential,” “promising,” “plans,” “expected,” or similar expressions. They reflect Bio- Thera Solutions’ current views with respect to future events that are based on what the company believes are reasonable assumptions in view of information available to Bio-Thera Solutions as of the date of this press release, and are not a guarantee of future performance or developments. Actual results and events may differ materially from information contained in the forward-looking statements as a result of a number of factors, including, but not limited to, whether required approval for the agreement will be obtained and whether and how milestones will be reached, as well as risks and uncertainties inherent in pharmaceutical research, development and commercialization, such as the risks and uncertainties of pre-clinical and clinical studies, and in obtaining regulatory approvals. Other risk factors include risks and uncertainties in manufacturing, distribution, marketing, competition, intellectual property, product efficacy or safety, changes in national and global financial and healthcare situations, changes in the company’s financial conditions, and changes to applicable laws and regulations, etc. Forward-looking statements contained herein are made only as of the date of their initial publication. Unless required by applicable law, Bio-Thera Solutions undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, changes in the company’s views or otherwise.

BeiGene’s Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding future development, regulatory approval, and potential commercialization of BAT1706, a potential biosimilar for Avastin® (bevacizumab); potential payments to Bio-Thera; the potential of the licensed product candidate; and the parties’ commitments and the potential benefits of the collaboration. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Avastin® is a registered trademark of Genentech, Inc.

Bio-Thera Contacts
Bert E. Thomas IV +1.410.627.1734 bethomas@bio-thera.com
BeiGene Contacts

Investors Contact	Media Contact
Craig West	Liza Heapes or Vivian Ni
(857) 302-5189	(857) 302-5663 or (857) 302-7596
ir@beiqene.com	media@beiqene.com